Exhibit 10.15

INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is made as of this 4 day of October, 2005, by and among:

BROOKSTONE, INC., BROOKSTONE COMPANY, INC., BROOKSTONE INTERNATIONAL HOLDINGS, INC., BROOKSTONE HOLDINGS, INC., BROOKSTONE PROPERTIES, INC., BROOKSTONE PURCHASING, INC., BROOKSTONE RETAIL PUERTO RICO, INC., BROOKSTONE STORES, INC., ADVANCED AUDIO CONCEPTS, LIMITED and GARDENERS EDEN, INC. (hereinafter, each a “Grantor” and collectively the “Grantors”); and

BANK OF AMERICA, N.A., a national banking association, as collateral agent for the Secured Parties (as defined the Credit Agreement defined below) (in such capacity, the “Collateral Agent”).

In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

WITNESSETH:

Reference is made to (a) that certain Credit Agreement dated as of October 4, 2005 (as the same may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among (i) Brookstone Company, Inc., as Lead Borrower (together with the Borrowers named therein and such other Persons who become Borrowers pursuant to the terms and conditions of the Credit Agreement collectively the “Borrowers”), (ii) Brookstone, Inc. and Advanced Audio Concepts, Limited as Facility Guarantors, (iii) the Lenders named therein (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders and Secured Parties, as Swingline Lender, and Issuing Bank and (v) Goldman Sachs Credit Partners L.P. as Documentation Agent, and (b) that certain Guaranty dated as of October 4, 2005 (as the same may be amended, modified, supplemented or restated from time to time, the “Guaranty”) executed by the Facility Guarantors in favor of the Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement

Reference is also made to that certain Security Agreement dated as of October 4, 2005 (as the same may be amended, modified, supplemented or restated from time to time, the “Security Agreement”), by and among others (i) the Borrowers and the Facility Guarantors, as Grantors, and (ii) Bank of America, N.A., as collateral agent for the Secured Parties, pursuant to which the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral (as defined in the Security Agreement).

The Lenders have agreed to make Loans to the Borrowers, the Swingline Lender has agreed to make Swingline Loans, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, including a covenant requiring the execution and delivery by the Grantors of this Agreement to secure the Borrowers’ prompt payment and performance of the Obligations (as defined in the Credit Agreement) and the Facility Guarantors’ prompt payment and performance of the Guaranty Obligations (as defined in the Security Agreement) (the Obligations and the Guaranty Obligations, collectively, the “Obligations”).

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors and assigns) hereby agree as follows:

SECTION 1 Definitions

1.1 Generally. All references to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any IP Collateral (as defined herein) or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2 Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

(a) “Copyrights” shall mean all copyrights and like protections in each work of authorship or derivative work thereof of each Grantor, whether registered or unregistered and whether published or unpublished, including, without limitation, the registered copyrights listed on Exhibit A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

(b) “Copyright Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to use any Copyright, including, without limitation, the agreements listed on Exhibit A annexed hereto and made a part hereof.

(c) “Copyright Office” shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

(d) “Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

(e) “Intellectual Property” shall have the meaning assigned to such term in section 3 hereof.

(f) “IP Collateral” shall have the meaning assigned to such term in section 2 hereof.

(g) “Licenses” shall mean, collectively, the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

(h) “Necessary Intellectual Property” shall mean any and all Intellectual Property that is necessary for the conduct of the business of the Grantors, taken as a whole, from time to time.

(i) “Obligations” has the meaning assigned to such term in the preliminary statement of this Agreement.

(j) “Patents” shall mean all patents and applications for patents of each Grantor, and the inventions and improvements therein disclosed, and any and all divisions, reissues and continuations of said patents including, without limitation the patents or patent applications listed on Exhibit B annexed hereto and made a part hereof, and all right, title and interest thereto of each such Grantor, whether now owned or hereafter acquired.

(k) “Patent Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, the agreements listed on Exhibit B annexed hereto and made a part hereof.

(l) “PTO” shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

(m) “Security Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

(n) “Trademarks” shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of each Grantor, whether registered or unregistered, including, without limitation, the trademark registrations and applications listed on Exhibit C annexed hereto and made a part hereof, together with all registrations and recordings thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.

(o) “Trademark Licenses” shall mean all written agreements providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, the agreements listed on Exhibit C annexed hereto and made a part hereof.

1.3 Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 2 Security Interest

2.1 In furtherance and as confirmation of the Security Interest (as defined in the Security Agreement) granted by the Grantors to the Collateral Agent (for the benefit of the Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for the benefit of the Secured Parties) a continuing security interest, with a power of sale in accordance with the Security Agreement (which power of sale shall be exercisable only during the continuance of an Event of Default), in all of the present and future right, title and interest of the Grantors in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the “IP Collateral”):

(a) All Copyrights and Copyright Licenses.

(b) All Patents and Patent Licenses.

(c) All Trademarks and Trademark Licenses.

(d) All renewals of any of the foregoing.

(e) All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of the Grantors and their business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof).

(f) All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

(g) The right to sue for past, present and future infringements and dilutions of any of the foregoing.

(h) All of the Grantors’ rights corresponding to any of the foregoing throughout the world.

SECTION 3 Protection of Intellectual Property by Grantors

Except as set forth below in this Section 3, the Grantors shall undertake the following with respect to each of the items respectively described in Sections 2(a), (b), (c), (d) and (e) (collectively, the “Intellectual Property”):

3.1 Except in each case as otherwise permitted in the Credit Agreement, pay all renewal fees and other fees and costs associated with maintaining the Necessary Intellectual Property and with the processing of Necessary Intellectual Property and take all other reasonable and necessary steps to maintain each registration of the Necessary Intellectual Property in the United States.

3.2 Except as otherwise permitted under the Credit Agreement, take all actions reasonably necessary to prevent any of the Necessary Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

3.3 At the Grantors’ sole cost, expense, and risk, pursue the prompt, diligent processing of each application for registration of Necessary Intellectual Property and not abandon or delay any such efforts.

3.4 At the Grantors’ sole cost, expense, and risk, take any and all Necessary action which the Grantors reasonably deem appropriate under the circumstances to protect the Necessary Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have an obligation to use or to maintain any Intellectual Property (i) that relates solely to any product that has been discontinued, abandoned or terminated, or (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the lien created by this Agreement.

SECTION 4 Grantors’ Representations and Warranties

The Grantors represent and warrant that:

4.1 Exhibit A is a true, correct and complete list of all registered Copyrights and material Copyright Licenses owned by the Grantors as of the date hereof.

4.2 Exhibit B is a true, correct and complete list of all registered or applied for Patents, and material Patent Licenses owned by the Grantors as of the date hereof.

4.3 Exhibit C is a true, correct and complete list of all registered or applied for Trademarks and material Trademark Licenses owned by the Grantors as of the date hereof.

4.4 Except as set forth in Exhibits A, B and C, none of the Intellectual Property set forth on such exhibits is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor as of the date hereof.

4.5 All IP Collateral is, and shall remain, free and clear of all Liens, encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances and Liens in favor of the Collateral Agent.

4.6 Each Grantor owns or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, except for those which the failure to own or license could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Grantor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Grantors, the use by the Grantors of the Intellectual Property does not infringe the rights of any Person, except for such infringements that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Grantors, no holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel any Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

4.7 The Grantors shall give the Collateral Agent written notice (with reasonable detail) concurrently with the delivery of its financial statements under Sections 5.01(a) and (b) following the occurrence of any of the following:

(a) The Grantors’ obtaining the registration of or filing applications for registration of, any new Intellectual Property, or otherwise acquiring ownership of any newly registered Intellectual Property (other than the Grantors’ right to sell products containing the trademarks of others in the ordinary course of the Grantors’ business).

(b) The Grantors’ becoming entitled to the benefit of any registered Intellectual Property whether as licensee or licensor (other than the Grantors’ right to sell products containing the trademarks of others in the ordinary course of the Grantors’ business).

(c) The Grantors’ knowing that any application or registration relating to any Necessary Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any opposition or cancellation proceeding in the PTO, the Copyright Office or any court or tribunal against Grantors) regarding the Grantors’ ownership of, or the validity of, any Necessary Intellectual Property or the Grantors’ right to register the same or to own and maintain the same.

SECTION 5 Agreement Applies to Future Intellectual Property

5.1 The provisions of this Agreement shall automatically apply to any such additional property or rights described in Section 4.7, above, all of which shall be deemed to be and treated as “Intellectual Property” within the meaning of this Agreement. Such Grantor shall deliver an updated Exhibit A, B, and/or C, as applicable, to this Agreement to the Collateral Agent together with any notices given under Section 4.7(a) and hereby authorizes the Collateral Agent to file, at such Grantor’s expense, such updated Exhibit as set forth in Section 5.2.

5.2 Upon the reasonable request of the Collateral Agent, the Grantors shall execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Copyright, Patent or Trademark owned by such Grantor (including, without limitation, filings with the PTO, The Copyright Office or any similar office), and the Grantors hereby constitute the Collateral Agent as their attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

SECTION 6 Grantors’ Right to Enforce Intellectual Property

The Grantors shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property including the right to seek injunctions and/or money damages, in an effort by the Grantors to protect the Intellectual Property against encroachment by third parties, provided, however, during the continuance of any Event of Default, the Collateral Agent, by notice to the Grantors (i) may terminate or limit the Grantors’ rights under this section 6; and (ii) may (but shall not be required to) itself take such action in the name of the Grantors.

SECTION 7 Collateral Agent’s Actions To Protect Intellectual Property

In the event of:

(a) the occurrence and continuance of any Event of Default,

the Collateral Agent, acting in its own name or in that of the Grantors, may (but shall not be required to) act in the Grantors’ place and stead and/or in the Collateral Agent’s own right in connection therewith.

SECTION 8 Rights Upon Default

Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies of the Collateral Agent set forth in the other Loan Documents, the Collateral Agent shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York, with respect to the Intellectual

Property, in addition to which the Collateral Agent may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property in any manner, in whole or in part, as the Collateral Agent may determine from time to time in its discretion. Any person may conclusively rely upon an affidavit of an officer of the Collateral Agent that an Event of Default has occurred and is continuing and that the Collateral Agent is authorized to exercise such rights and remedies.

SECTION 9 Collateral Agent At Attorney In Fact

9.1 The Grantors hereby irrevocably constitute and designate the Collateral Agent, and any officer or agent of the Collateral Agent as the Collateral Agent may select in its sole discretion, as and for the Grantors’ attorney in fact, with full power of substitution and with the power to endorse each such Grantor’s name, effective following the occurrence and during the continuance of an Event of Default:

(a) To exercise any of the rights and powers of the Collateral Agent referenced herein.

(b) To execute all such instruments, documents, and papers as the Collateral Agent determines to be appropriate in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the Intellectual Property.

9.2 The power of attorney granted herein, being coupled with an interest, shall be irrevocable until this Agreement is terminated in writing by a duly authorized officer of the Collateral Agent.

9.3 The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or constituted willful misconduct.

SECTION 10 Collateral Agent’s Rights

Any use by the Collateral Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of the Collateral Agent’s rights and remedies under this Agreement and under the Credit Agreement during the continuance of an Event of Default, shall be coextensive with the Grantors’ rights thereunder and with respect thereto and without any liability for royalties or other related charges.

SECTION 11 Intent

This Agreement is being executed and delivered by the Grantors for the purpose of registering the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO and the Copyright Office. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest (as defined in the Security Agreement) granted to the Collateral Agent, for the benefit of the Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the IP Collateral. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Security Agreement with respect to all other Collateral.

SECTION 12 Further Assurances

Grantors will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Collateral Agent may reasonably request, to grant, preserve, protect or perfect the Lien created or intended to be created hereby or the validity or priority of such Lien, all at the expense of Grantors. Each Grantor also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Lien created or intended to be created hereby.

SECTION 13 Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE ON NEW YORK.

SECTION 14 Termination

14.1 This Agreement and the Security Interest (i) shall terminate when all the Obligations, other than contingent indemnification obligations as to which no claim has been made, have been paid in full, the Lenders have no further commitment to lend under the Credit Agreement or to issue or participate in Letters of Credit and the Letter of Credit Outstandings has been reduced to zero or collateralized (at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and other documents which the Grantors shall reasonably request to evidence such termination and shall return to the Grantors any Collateral held by the Collateral Agent) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by any Secured Party upon any bankruptcy or reorganization of any Grantor or otherwise.

14.2 Upon any sale or other transfer or disposition by any Grantor of any IP Collateral (other than to another Grantor) that is permitted under Section 6.05 of the Credit Agreement, the security interest granted hereunder in favor of the Collateral Agent in such IP Collateral shall be automatically released. In connection with such release, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and other documents that such Grantor shall reasonably request to evidence such termination or release, provided, however, such release shall not in any manner discharge, affect, or impair the Obligations or any liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all IP Collateral retained by any Loan Party including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

BROOKSTONE, INC.

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE COMPANY, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE INTERNATIONAL HOLDINGS INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE HOLDINGS, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE PROPERTIES, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE PURCHASING, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

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BROOKSTONE RETAIL PUERTO RICO, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

BROOKSTONE STORES, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

GARDENERS EDEN, INC.,

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

ADVANCED AUDIO CONCEPTS, LIMITED

By:	/s/ Philip W. Roizin
Name:	Philip W. Roizin
Title:	Executive Vice President, Treasurer and Secretary

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Daniel Platt
Name:	Daniel Platt
Title:	Director

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EXHIBIT A

List of Copyrights and Copyright Licenses

Copyright Registrations and Applications

Title	Serial No.	Registration No.	Registration Date

Copyright Licenses

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EXHIBIT B

List of Patents and Patent Licenses

Patents and Patent Applications

Applicant	Title	Serial No.	Patent No.	Date of Filing

Patent Licenses

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EXHIBIT C

List of Trademarks and Trademark Licenses

Trademark Registrations and Applications

Registered Owner of Trademark or Servicemark	Trademark or Servicemark	Country	Reg./App. Number	Reg./App. Date

Trademark Licenses

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